SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 20, 1997





                              ADVANCED NMR SYSTEMS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                 0-11914               22-2457487
        -------------------    --------------------------- ----------------
            (STATE OR OTHER            (COMMISSION         (I.R.S. EMPLOYER
             JURISDICTION             FILE NUMBER)        IDENTIFICATION NO.)
           OF INCORPORATION)


                       46 JONSPIN ROAD, WILMINGTON, MA  01887
            -------------------------------------------------------------
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (508) 657-8876
                                                              ---------------

          ITEM 5.   OTHER EVENTS.
                    -------------
                    On January 20, 1997, Advanced NMR Systems, Inc., a Delaware corporation (the "Company") and its wholly-owned subsidiary Medical Diagnostics, Inc., a Delaware corporation ("MDI"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with US Diagnostic Inc., a Delaware corporation ("USD") and its newly-formed wholly-owned subsidiary MDI Acquisition Corporation, a Delaware corporation ("Acquisition"). The Merger Agreement provides for the merger (the "Merger") of Acquisition with and into MDI with MDI being the surviving corporation of the Merger, and accordingly, MDI would become a wholly-owned subsidiary of USD. The Merger would become effective (the "Effective Time") upon the completion (or waiver) of the closing conditions set forth in the Merger Agreement.

                    At the Effective Time, in conversion of the MDI shares upon the Merger, USD shall pay the Company $22,000,000 (the "Merger Consideration") as follows: (i) to Chase Manhattan Bank N.A. (the "Bank"), on behalf of the Company and MDI, an amount sufficient to fully satisfy all of the Company's and MDI's obligations to the Bank (approximately $12,000,000) and (ii) the remainder (approximately $10,000,000) to the Company. As a result of the Merger, USD will also be assuming approximately $10,000,000 in payment obligations under MDI's capital leases.

                    Prior to entering into the Merger Agreement, the Company engaged in extensive discussions and negotiations with possible acquirors. USD had proposed the most attractive offer among the possible acquirors. The amount of the Merger Consideration was determined through arms-length negotiations with USD. Prior to the entry into the Merger Agreement there had not been any relationship by either the Company or MDI with USD.

                    After the Merger the Company will continue to provide the existing rehabilitation services by retaining such business. Immediately prior to the Effective Time, MDI will assign to the Company its entire interest in MDI Rehab, Inc., MDI's wholly-owned subsidiary that is engaged in the rehabilitation services business. In addition, MDI will also cause one of its subsidiaries to assign to the Company all of such subsidiary's agreements relating to MDI's and such subsidiary's activities at Faulkner Hospital Sagoff Women's Center. The Company will assume all liabilities of MDI and its subsidiaries relating to such assignments.

                    Each party to the Merger Agreement agreed to indemnify the other for all losses resulting from any breach or violation of any of the representations, warranties, covenants or agreements contained in the Merger Agreement and any actions, suits, proceedings and related costs and expenses incidental thereto. The respective indemnification obligations expire 18 months after the date of the Merger Agreement, except that with respect to tax and certain other specified matters (the "Excluded Matters"), the indemnification obligation would survive for the applicable statutory periods. In addition, a party's indemnification obligation is only triggered (i) if and only to the extent that the aggregate of all claims made against such party exceeds $500,000 (the "Basket Limitation") and (ii) up to a maximum cap of $3,000,000 (the "Cap"). These dollar limitations or survival restrictions would not apply to the Excluded Matters or to certain indemnification obligations relating to (i) MDI's ongoing litigation with Raytel Corporation (the "Raytel Litigation"), (ii) all claims of John Lynch, former Chief Executive Officer of MDI, against MDI and its affiliates and
          (iii) certain assumed employee agreements.

                    In the event that MDI is awarded and receives any monetary damages in the Raytel Litigation, the Company would be entitled to receive the net amount of such monetary award to the extent that it has met its indemnification obligations to USD and MDI under the special indemnification provisions relating to the Raytel Litigation (the "Raytel Indemnification Obligations"). Prior to the Closing MDI will cause one of its subsidiaries to assign to the Company all of such subsidiary's rights in and to an escrow fund in the amount of $510,000, which relates to a settlement amount received by the MDI venture with Raytel. Also, to secure its Raytel Indemnification Obligations, the Company agreed to transfer $1,000,000 of the Merger Consideration into a blocked bank account and to pledge 1,250,000 shares (the "Pledged Shares") of Advanced Mammography Systems, Inc. common stock owned by the Company. The pledged collateral would be released upon a settlement or a judgment on the merits by a trial court of the Raytel Litigation, subject to fulfilling the Raytel Indemnification Obligations. The Company may substitute additional cash collateral for the Pledged Shares.

                    The Company also agreed to assume all of MDI's and its subsidiaries' obligations under employment and related agreements with four officers of MDI, including David Gaynor, its President.

                    The existing sublease with MDI for the premises in Wilmington, Massachusetts would be amended to provide that either party may terminate the sublease upon 60 days' written notice and for the payment by MDI or USD of 50% of (a) amounts payable by the Company to the landlord in the event of an early termination of the underlying lease or (b) any deficiency resulting from the Company's sublease of the premises at below the then current lease payments, up to a maximum amount of $240,000.

                    The Company and MDI also made certain other covenants that are customary in agreements similar to the Merger Agreement, including (i) restrictions on any extraordinary acts as to the operation of MDI during the interim period prior to the Closing,
          (ii) post-closing restrictions on competition by the Company with MDI for a three (3) year period, with certain exceptions and
          (iii) the general release of MDI from any claims the Company may have against MDI occurring at or prior to the Effective Time.

                    The Closing is conditioned upon the satisfaction of customary conditions including, among other things, the receipt of certain opinions, certificates and consents of governmental authorities and other third parties, including the expiration or termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger has been authorized and approved by the Boards of Directors of the Company, MDI, USD and Acquisition and it has also been authorized and approved by the Company as the sole stockholder of MDI, but it is not subject to approval by the Company's stockholders.

                    The Merger Agreement would be terminated if the Closing does not occur on or prior to April 30, 1997. In addition, the Merger Agreement may be terminated subject to the payment of a $1,000,000 termination fee, if MDI's or the Company's Board of Directors has accepted or recommended, in accordance with their fiduciary duties under Delaware law, an acquisition proposal from a third-party acquiror that is more favorable to MDI and the Company than the Merger from a financial point of view. The Merger Agreement may also be terminated, subject to the payment of a $500,000 termination fee by the breaching party, as a result of an intentional or willful breach by either party of any representation, warranty or covenant made by either party or as the result of the breach by either party of the representations and warranties made by such party relating to its authority to enter into the Merger Agreement and the enforceability of the Merger Agreement against it.



          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.
                    -----------------------------------------

          (c)  Exhibits


               10. Agreement and Plan of Merger, dated January 20, 1997, among USD, Acquisition, the Company and MDI (without exhibits or schedules).

               99. Press Release, dated January 20, 1997, announcing the execution of the Merger Agreement.

                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ADVANCED NMR SYSTEMS, INC.
                                         /s/ Jack Nelson
                                        -----------------------------
                                        Name:   Jack Nelson
                                        Title:  Chairman

          Dated: January 22, 1997

                                    EXHIBIT INDEX



          Exhibit
          Number              Description of Exhibit
          ------              ----------------------


          10. Agreement and Plan of Merger, dated January 20, 1997, among USD, Acquisition, the Company and MDI (without exhibits or schedules).


          99. Press Release, dated January 20, 1997, announcing the execution of the Merger Agreement.